UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K/A
                                Amendment No. 1

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report:  July 17, 2003
                        (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
               (Exact name of registrant as specified in the charter)

        Wisconsin  		      0-29486 		      39-1600938
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                  Identification Number)

                1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                        (Address of Principal Executive Offices)

                                 (414) 977-4000
                  (Registrant's telephone number including area code)

                                       N/A
              (Former name or former address, if changed since last report)

<PAGE i>

ITEM 7.		FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------------------------

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED





RIS LOGIC, INC.

Audited
Financial
Statements

for the
years ended
December 31,
2002 and 2001


<PAGE 1>


RIS LOGIC, INC.
Table of Contents
----------------------------------------------------------------------------


							    	  PAGE
								 ------

INDEPENDENT AUDITORS' REPORT.....................................   3

FINANCIAL STATEMENTS


	Balance Sheets........................................... 4-5

	Statements of Income.....................................   6

	Statements of Changes in Stockholder's Equity............   7

	Statements of Cash Flows................................. 8-9

	Notes to Financial Statements............................  10


<PAGE 2>


                            INDEPENDENT AUDITOR'S REPORT
			   ------------------------------


To the Board of Directors and Stockholders
RIS Logic, Inc.
Solon, Ohio

We have audited the accompanying balance sheets of RIS Logic, Inc. as of December 31, 2002 and 2001, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of RIS Logic, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our previously issued Auditors' Report dated January 21, 2003 has been withdrawn and as discussed in Note P, the accompanying financial statements have been restated.



/s/ Saltz, Shamis, & Goldfarb
-------------------------------

CERTIFIED PUBLIC ACCOUNTANTS


Cleveland, Ohio
January 21, 2003, except Note P which is dated September 4, 2003


<PAGE 3>


RIS LOGIC, INC.
Balance Sheets
------------------------------------------------------------------------------


						         DECEMBER 31,
					       -------------------------------

						    2002	      2001
					       -------------	--------------
CURRENT ASSETS

Cash.......................................... $      28,030	 $      33,153
Accounts receivable - trade, net of allowance
  for doubtful accounts of $15,000............     1,696,753 	       568,126
Advance - related party		                        ----	        22,500
Prepaid expenses..............................        16,003            18,234
					       -------------	 -------------

TOTAL CURRENT ASSETS..........................	   1,740,786 	       642,013


PROPERTY AND EQUIPMENT, net...................	     227,918 	       202,747

OTHER ASSETS

Purchased and developed software, net.........	     143,288 	        22,969
Deposits......................................	      10,562 	        10,562
					       -------------	 -------------
						     153,850 	        33,531
					       -------------	 -------------
					       $   2,122,554 	 $     878,291
					       =============	 =============

<PAGE 4>


RIS LOGIC, INC.
Balance Sheets
------------------------------------------------------------------------------


						         DECEMBER 31,
					       -------------------------------

						    2002	      2001
					       -------------	--------------


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Line of credit................................ $     499,000	$       25,000
Accounts payable - trade......................	     159,035 	        83,100
Accrued expenses..............................	     434,100 	        68,294
Customer deposits.............................	        ---- 	        78,000
Unearned revenue..............................	   2,205,807 	       774,675
					       -------------	--------------

TOTAL CURRENT LIABILITIES.....................	   3,297,942 	     1,029,069


STOCKHOLDERS' EQUITY

Common stock, no par value and additional paid
  in capital, 1,000,000 shares authorized,
  701,472 and 670,391 shares issued and
  outstanding, respectively...................	   2,260,824 	     2,145,824
Retained deficit..............................    (3,436,212)	    (2,296,602)
					       -------------	--------------
					          (1,175,388)	      (150,778)
					       -------------	--------------

					       $   2,122,554 	$      878,291
					       =============	==============

<PAGE 5>


RIS LOGIC, INC.
Statements of Income
------------------------------------------------------------------------------

							          FOR THE YEARS ENDED
 								      DECEMBER 31,
						------------------------------------------------------

								  % of			       % of
	 					    2002	Revenues        2001	     Revenues
						------------   ---------    ------------    ----------

REVENUES....................................	$  3,318,232 	  100.0     $  1,006,026        100.0


OPERATING EXPENSES
Sales expenses..............................	   1,003,227 	   33.2 	 317,392         31.5
Development expenses........................	     821,537 	   24.8	         756,673         75.2
Professional services expenses..............	     739,567 	   22.3 	 349,696         34.8
General and administrative expenses.........	     612,017 	   18.4 	 640,106         63.6
Marketing expenses..........................	     459,665 	   13.9 	 371,970         37.0
Software component expenses.................	     283,481 	    8.5 	    ----         ----
Quality assurance expenses..................	     234,897 	    7.1 	 173,391         17.2
Technical support expenses..................	     187,874 	    5.7 	  73,978          7.4
Product management expenses.................	       2,774 	    0.1 	  67,143          6.7
Hardware expenses...........................	        ----   	   ----  	  43,006          4.3
						------------	  -----	    ------------      -------
    						   4,445,039	  134.0        2,793,355        277.7
						------------	  -----	    ------------      -------

OPERATING LOSS..............................	  (1,126,807)	  (34.0)      (1,787,329)      (177.7)

OTHER INCOME (EXPENSE)
Interest income.............................	          36	   ----	           2,010          0.2
Interest expense............................	     (12,839)	   (0.4)	 (19,665)        (2.0)
						------------	  -----	    ------------       ------
        					     (12,803)	   (0.4)	 (17,655)        (1.8)
						------------	  -----	    ------------       ------
NET LOSS....................................	$ (1,139,610)	  (34.4)    $ (1,804,984)      (179.5)
						============     ======     ============       ======


<PAGE 6>


RIS LOGIC, INC.
Statements of Changes in Stockholder's Equity
------------------------------------------------------------------------------


 						      Common Stock
					       1,000,000 shares authorized
					      ----------------------------
										 Additional
						Numbers of 	  No Par 	   Paid in         Retained
						  Shares 	  Value 	   Capital          Deficit 	   Total
						----------	----------	-------------	 ------------	------------

Issued common shares upon merger
  into a corporation from a limited
  liability company on January 1, 2001........	   275,116 	$     ----    	$     166,387 	 $   (491,618)	$   (325,231)

Sale of common stock..........................     395,275 	      ----    	    1,979,437 	     	 	   1,979,437

Net loss...................................... 	     						   (1,804,984)	  (1,804,984)
						----------	----------	-------------	 ------------	------------


BALANCE, DECEMBER 31, 2001....................	   670,391 	      ----    	    2,145,824 	   (2,296,602)	    (150,778)

Sale of common stock..........................	    31,081 	      		      115,000 	     		     115,000

Net loss......................................							   (1,139,610)	  (1,139,610)
						----------	----------	-------------	 ------------	------------

BALANCE, DECEMBER 31, 2002....................	   701,472 	$     ----	$   2,260,824 	 $ (3,436,212)	$ (1,175,388)
						==========	==========	=============	 ============	============



<PAGE 7>



RIS LOGIC, INC.
Statements of Cash Flows

Increase (Decrease in Cash)
------------------------------------------------------------------------------

   						      FOR THE YEARS ENDED
						         DECEMBER 31,
					       -------------------------------

						    2002	      2001
					       -------------	--------------

CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss...................................   $  (1,139,610)	$   (1,804,984)

  Adjustments to reconcile net loss to net cash used in operating activities

   Depreciation and amortization............	      76,431 	        46,014
   Increase in allowance for doubtful
    accounts................................	        ----	        15,000

   (Increase) decrease in:
     Accounts receivable - trade............	  (1,128,627)	      (583,126)
     Advance - related party................	      22,500 	         3,486
     Prepaid expenses.......................	       2,231 	       (18,234)
     Deposits...............................	        ----	       (10,562)

   Increase (decrease) in:
     Accounts payable - trade...............	      75,935 	        83,099
     Accrued expenses.......................	     365,806 	       (80,292)
     Customer deposits......................	     (78,000)	        67,000
     Unearned revenue.......................	   1,431,132 	       774,675
						------------	 -------------

NET CASH USED IN OPERATING ACTIVITIES.......	    (372,202)	    (1,507,924)

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment........	     (74,759)	      (232,191)
 Increase in purchased and developed
   software.................................	    (147,162)	       (20,000)


NET CASH USED IN INVESTING ACTIVITIES.......	    (221,921)         (252,191)
						------------	 -------------

<PAGE 8>



RIS LOGIC, INC.
Statements of Cash Flows

Increase (Decrease in Cash)
------------------------------------------------------------------------------

   						      FOR THE YEARS ENDED
						         DECEMBER 31,
					       -------------------------------

						    2002	      2001
					       -------------	--------------

CASH FLOWS FROM FINANCING ACTIVITIES


 Net borrowings (repayments) under line of
  credit....................................    $    474,000 	$    (175,000)
 Net repayments of amounts due to
  stockholder(s)............................	       ----           (15,000)
 Sale of common stock.......................	     115,000 	    1,979,437
						------------	-------------

 NET CASH PROVIDED BY FINANCING ACTIVITIES..	     589,000 	    1,789,437
						------------	-------------

 NET (DECREASE) INCREASE IN CASH............	      (5,123)	       29,322

 CASH, beginning of year....................	      33,153 		3,831
						------------	-------------

 CASH, end of year..........................    $     28,030 	$      33,153
						============	=============

SUPPLEMENTAL CASH FLOW DISCLOSURES

 Cash paid during the year for:

   Interest.................................    $     12,839 	$      19,665


<PAGE 9>



NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Nature of operations
---------------------
On January 1, 2001, Binnacle, LLC (the Predecessor Company), an Ohio limited liability company, merged with and into RIS Logic, Inc. (the Company), an Ohio corporation. Upon the merger, each issued and outstanding membership unit of the Predecessor Company was exchanged for shares of common stock of the Company.

The Company provides software products, services and resources that enhance the practice and business of radiology with a comprehensive radiology information system (RIS) software tool for imaging centers and hospitals. The Company is engaged as a licensor of software. The Company's products are installed by the Company directly on its customer's servers and therefore the Company maintains no inventories.

Allowance for doubtful accounts
--------------------------------
The Company reports trade receivables at net realizable value. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance account or against earnings.

Property and equipment
-----------------------
Property and equipment are recorded at cost. Depreciation is computed by the straight-line method based on the estimated useful lives of the related assets. Renewals and replacements of a routine nature are expensed as incurred, while those that improve or extend the life of existing properties are capitalized.

Purchased and developed software
----------------------------------
The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed," under which certain software development costs incurred subsequent to the establishment of technological feasibility may be capitalized and amortized over the estimated lives of the related products. The Company determines technological feasibility to be established upon the internal release of a working model or a detailed program design as specified by SFAS 86. Upon the general release of the product to customers, development costs for that product are amortized over periods not exceeding four years, based on the estimated economic life of the products.


<PAGE 10>


NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Purchased and developed software
---------------------------------
SFAS 86 also requires that the unamortized capitalized costs of a computer software product be compared to the net realizable value of such product at each reporting date. To the extent the unamoritzed capitalized costs exceeds the net realizable value of a software product based upon its estimated future gross revenues reduced by estimated future costs of completing and disposing of the product, the excess is written off. If the estimated future gross revenue associated with certain software products were to be reduced, write-offs of capitalized software costs might be required.

Revenue recognition
--------------------
Revenue is recognized upon delivery of the software. For multiple element license arrangements, the license fee is allocated to the various elements based on evidence of fair value. If evidence of fair value does not exist, no revenue is recognized until all elements of the license agreement are delivered. When a multiple element arrangement includes rights to post-sale maintenance and support of the software, the portion of the license fee allocated to such support, generally separately designated as a maintenance fee, is recognized ratably over the term of the arrangement.

Income taxes
-------------
Deferred income taxes are provided for timing differences between taxable income for financial statement and income tax reporting purposes.

Advertising costs
------------------
Advertising costs, which are included in marketing expenses, are expensed as incurred. Advertising expense was $49,570 and $9,538 for the years ended December 31, 2002 and 2001, respectively.

Use of estimates
-----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassification
-----------------
Certain amounts for the year ended December 31, 2001 have been reclassified for comparative purposes to conform with the presentation in the financial statements for the year ended December 31, 2002.

Concentrations of credit risk
------------------------------
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company places its cash with high credit, quality financial institutions, and although during the year the Company had deposited amounts in excess of federal insurance limits, management does not feel that the Company is exposed to any substantial credit risk. As of December 31, 2002 and 2001, the Company had no other significant concentrations of credit risk.


<PAGE 11>


NOTE B - CAPITALIZATION


Common Stock
-------------
The maximum number of shares which the Company is authorized to have outstanding is 1,000,000 shares, of which 50,000 will be voting common stock, without par value, and 950,000 will be nonvoting common shares, without par value. Voting common shares and nonvoting common shares have the same rights and privileges except that nonvoting shares have no voting rights unless otherwise provided by law. Issued and outstanding at December 31, 2002 and 2001 were 34,433 and 32,879 shares of voting common stock and 667,039 and 637,512 shares of nonvoting common stock, respectively.


NOTE C - PROPERTY AND EQUIPMENT


Property and equipment consists of the following at December 31:

		      	     	   2002	              2001
				----------	  -----------

Computer hardware		$  200,797	  $   130,363
Furniture and fixtures		    95,090	       90,764
Leasehold improvements		    11,064	       11,064
				----------	  -----------
			 	   306,951	      232,191
Accumulated depreciation
 and amortization  	  	   (79,033)	      (29,444)
				----------	  -----------
 		        	$  227,918	  $   202,747
				==========	  ===========

Depreciation and amortization expense for property and equipment was $49,589 and $29,444 for the years ended December 31, 2002 and 2001, respectively.


NOTE D - PURCHASED AND DEVELOPED SOFTWARE


Purchased and developed software consists of the following at December 31:

		         	2002		         2001

Purchased and developed software	$  208,537	$	61,375
Accumulated amortization		   (65,249)   	       (38,406)
					----------	--------------
					$  143,288	$	22,969
					==========	==============

Amortization expense for purchased and developed software was $26,843 and $38,406 for the years ended December 31, 2002 and 2001, respectively.


<PAGE 12>


NOTE E - LEASE COMMITMENTS

The Company leases office facilities and computer equipment under net operating leases.

Future minimum lease payments for the noncancellable operating leases having an initial or remaining term in excess of one year at December 31, 2002 are as follows:

		2003	$   182,629
		2004	    180,003
		2005	    180,003
		2006	     15,000
			-----------
			$   557,635

Total rent expense was $134,509 and $103,511 for the years ended December 31, 2002 and 2001, respectively.


NOTE F - RELATED PARTIES

A law firm, which is a stockholder, provides legal services to the Company. Total expenses for services provided by the law firm were $48,326 and $133,380 for the years ended December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, included in accrued expenses was $24,809 and $20,890, respectively, of legal services provided by the law firm. During 2001, the Company negotiated a settlement with the law firm under which approximately $68,000 of accrued legal fees was forgiven and $35,000 was converted into 9,459 shares of common stock. One of the Company's stockholders who is also an officer and board member is a stockholder of this law firm.

A stockholder of the Company is also an employee of the financial institution the Company uses for the line of credit. (See Note G)


NOTE G - DEBT

The Company has available a $500,000 line of credit from a financial institution. The line of credit bears interest at the bank's prime lending rate (4.25% at December 31, 2002 and 4.75% at December 31, 2001). The line of credit is guaranteed by certain stockholders of the Company. Outstanding borrowings against the line at December 31, 2002 and 2001 were $499,000 and $25,000, respectively.


<PAGE 13>


NOTE H - EMPLOYEE BENEFITS

The Company has a defined contribution plan, which allows eligible employees, who meet minimum age and service requirements to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Participants may contribute a percentage of their salary not to exceed limits set by law. The Company may make discretionary matching contributions as determined each year. Employees vest immediately in their contribution and in the Company's matching contribution after five years of credited service. The Company did not make a matching contribution for the years ended December 31, 2002 and 2001.


NOTE I - MAJOR CUSTOMERS

For the year ended December 31, 2002 the Company did not have any customers comprising ten percent or more of total revenues. The Company received approximately 45% of its total revenues for the year ended December 31, 2001 from four customers. At December 31, 2001 amounts due from the four customers were approximately 2% of accounts receivable.


NOTE J - RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations when incurred and are included in development expenses. Research and development costs of $277,017 and $347,828 were incurred in 2002 and 2001, respectively.


NOTE K - INCOME TAXES

Income taxes are summarized as follows for the year ended December 31:

			            2002	         2001
				-----------	    ------------
	Federal
	 Current		$      ----         $	    ----
	 Deferred		   (344,000)		(665,000)
				-----------	    ------------
				   (344,000)		(665,000)
	 Valuation allowance	    344,000	 	 665,000
				-----------	    ------------
				$      ----         $       ----
				===========	    ============

<PAGE 14>


NOTE K - INCOME TAXES

The Company's total deferred tax assets and liabilities and presentation in the financial statements are as follows at December 31:

		        	     2002	    2001
				-----------	-----------
	Current
	--------
	Deferred tax asset	$    10,000	$     8,000
	Valuation allowance	    (10,000)	     (8,000)
				-----------	-----------
				$      ----     $      ----
				===========	===========


		                    2002	     2001
				-----------	-----------
	Non-Current
	------------
	Deferred tax asset	$ 1,101,000	$   661,000
	Deferred tax liability	    (21,000)	     (4,000)
				-----------	-----------
			          1,080,000	    657,000
	Valuation allowance 	 (1,080,000)	   (657,000)
				-----------	-----------
				$      ----     $      ----
				===========	===========

The current deferred tax asset results from certain expenses that are recognized in different periods for financial reporting and for income tax reporting purposes. The non-current deferred tax asset results primarily from net operating loss and research and development tax credit carryforwards. The non-current tax liability results from the use of accelerated methods of depreciation of equipment for tax purposes. Due to the operating losses, the realization of the deferred tax asset is uncertain. The Company has, therefore, provided a full valuation allowance against the deferred tax asset.

The Company has a net operating loss carryforward of approximately $2,944,000, and a research and development tax credit carryforward of approximately $59,000 at December 31, 2002 that may be offset against future taxable income. The carryforwards expire in 2022.

Losses incurred prior to January 2001 by the Predecessor Company are included in the retained deficit on the financial statements.

Pursuant to the Tax Reform Act of 1986, the utilization, for tax purposes, of net operating loss carryforwards may be subject to an annual limitation as a result of a cumulative change in ownership of more than 50% over a three year period.


<PAGE 15>


NOTE L - STOCK OPTIONS

The Company has a stock option plan that provides for the granting of options to key employees. A maximum of 146,728 shares of common stock were available to be issued under the plan at December 31, 2002. The number of options issued and grant dates are determined at the discretion of the Company's Board of Directors. The option price on all currently outstanding options is either $3.70 or $18.18.

Grantees vest in the options beginning one year from the option grant date based on time limitations, as outlined in the stock option agreements. After one year from the date of grant, the option may be exercised for not more than one-fourth of the shares originally subject to the option. After two years from the date of grant, the option may be exercised for not more than one-half of the shares originally subject to the option. After three years from the grant date, the option may be exercised for not more than three-fourths of the shares originally subject to the options. After four years from the date of grant, the option may be exercised for any part or all of the shares originally subject to the options. Options granted under the plan are exercisable for a period not to exceed ten years. During 2001, 56,434 options were granted to certain shareholders at 100% vesting.

The Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, since the exercise price equals the approximate fair market value of the stock at the grant date, no compensation expense has been recognized for the stock options in these financial statements.

Had compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Accounting Standards
No. 123, "Accounting for Stock-Based Compensation", compensation costs would have increased and the Company's net loss would have increased by $15,016 and $90,154 in the years ended December 31, 2002 and 2001, respectively.
The fair value of each option granted was estimated using the minimum value method for privately held companies using the following assumptions.

                                             2002            2001
					--------------	--------------
	Discount interest rate		4.97% to 6.04%	5.44% to 5.86%
	Expected life (years)		10		10
	Expected volatility		0.00%		0.00%
	Expected dividends		None		None


<PAGE 16>


NOTE L - STOCK OPTIONS


A summary of options transactions during the years ended December 31, 2002 and 2001 is shown below:

					Number	      Weighted-Average
				       Of Shares       Exercise Price
				      ---------	        ----------
Outstanding at January 1, 2001		   ----
Granted					126,384		$     3.70
Canceled				 (3,250)	$     3.70
Exercised				   ----    	$     ----
				      ---------

Outstanding at December 31, 2001	123,134		$     3.70
Granted					 22,750		$    11.50
Canceled				 (8,000)	$     4.61
Exercised				   ----	     	$     ----
				      ---------

Outstanding at December 31, 2002 	137,884		$     4.93

Exercisable at December 31, 2002	 71,984		$     3.70
				      =========
Available for issuance at
  December 31, 2002			  8,844
				      =========


A summary of options outstanding as of December 31, 2002 is shown below:

					 Weighted -
					  Average
					 Remaining
					Contractual	 Number of
Exercise 	Number of Shares       Life of Shares	   Shares
 Price		   Outstanding		Outstanding	Exercisable
--------	----------------	-----------	-----------

$   3.70	    126,134		 8.23 Years	    71,984
$  18.18	     11,750	   	 9.64 Years	      ----



NOTE M - STOCK WARRANTS

At December 31, 2002 and 2001, the Company has outstanding warrants to purchase 135,135 shares and 67,567 shares, respectively, of the Company's nonvoting common stock at $3.70 per share. The warrants are exercisable upon issue and expire seven years from the issue date.


<PAGE 17>


NOTE N - WARRANTIES

The Company has conditional limited warranties within customer contracts. The warranties generally provide that the customer will be entitled to a refund of any software license fees if the software fails to perform substantially as described in the documentation during a limited period of time after installation. No provision has been included in these financial statements for estimated warranty claims due to the absence of any claims made by any customer to date.


NOTE O - FUNDING OF FUTURE OPERATIONS

Since inception, the Company has incurred significant losses, and as of December 31, 2002 had accumulated losses of approximately $2.6 million. The Company intends to continue to invest heavily in marketing and promotion, strategic alliances, website development and technology, and development of its organization.

The Company anticipates future profitability and that cash flows from operations will be sufficient to fund the ongoing operations of the business. In addition, management believes that additional funding, if required, can be obtained from existing stockholders and other sources of capital.


NOTE P - RESTATEMENT AND SUBSEQUENT EVENTS


Restatement
------------
The Company's financial statements for the year ended December 31, 2002 have been restated. The effect of the restatement is to decrease revenue and increase deferred revenue by $776,900 and to increase sales expense and accrued expenses by $93,321. Income tax loss carryforwards have been adjusted as a result of the restatement.

Subsequent event
-----------------
On July 9, 2003 the shareholders of the Company entered into an agreement with Merge Technologies Incorporated (Merge) to sell all of their shares to Merge for a combination of cash and shares of Merge.


<PAGE 18>


                                  RIS LOGIC, INC.
                                   BALANCE SHEET

							    June 30,
							      2003
							---------------
							  (Unaudited)
							---------------
			ASSETS


Current assets:
 Cash..............................................	$       169,887
 Accounts receivable - trade, net of allowance for
  doubtful accounts of $15,000.....................	      2,120,452
 Other current assets..............................	         26,870
							---------------
Total current assets...............................	      2,317,209


Property and equipment, net........................	        288,209

Other assets:
 Purchased and developed software, net.............	        362,571
 Other.............................................	         10,562
							---------------
Total assets.......................................	$     2,978,551
							===============

       LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
 Line of credit....................................	$       499,000
 Notes payable to stockholders'....................	        518,092
 Accounts payable - trade..........................	        295,758
 Accrued expenses..................................	        416,462
 Unearned revenue..................................	      3,135,205
							---------------
Total current liabilities..........................	      4,864,517


Stockholders' equity
 Common stock , no par value and additional paid
  in capital,  1,000,000 shares authorized, 701,472
  shares issued and outstanding....................	      2,260,824
 Retained deficit..................................	     (4,146,790)
							---------------
Total stockholders' deficit........................	     (1,885,966)
							---------------
Total liabilities and stockholders' equity.........	 $    2,978,551
							===============

         See accompanying notes to unaudited financial statements.


<PAGE 19>

                                  RIS LOGIC, INC.
                               STATEMENTS OF INCOME
                                    (Unaudited)


						              Six Months Ended
							           June 30,
							---------------------------
							    2003	    2002
							-----------	-----------

Revenues.............................................	$ 1,968,028	$ 1,027,497

Operating expenses:
 Sales expenses......................................	    763,138	    402,623
 Development expenses................................	    250,396	    355,169
 Professional services expenses......................	    265,040	    258,990
 General and administrative expenses.................	    402,606	    247,087
 Marketing expenses.................................. 	    191,861	    162,091
 Software component expenses.........................	    508,920	     95,665
 Quality assurance expenses..........................	    162,512	    103,105
 Technical support expenses..........................	    111,573	     87,146
 Product management expenses.........................	      5,416	      2,774
							-----------	-----------
Total operating expenses.............................	  2,661,462	  1,714,650
							-----------	-----------
Operating loss.......................................	   (693,434)	   (687,153)
Other income (expense)...............................	    (17,144)	     (4,048)
							-----------	-----------
Net loss.............................................	$  (710,578)	$  (691,201)
							===========	===========

                See accompanying notes to unaudited financial statements.



<PAGE 20>


                                 RIS LOGIC, INC.
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)


<TABLE
						              Six Months Ended
							           June 30,
							---------------------------
							    2003	    2002
							-----------	-----------

Cash flows from operating activities:
 Net loss............................................	$  (710,578)	$  (691,201)

 Adjustments to reconcile net income to net cash
   used in operating activities:
  Depreciation and amortization......................	     55,530	     33,660
  (Increase) decrease in:
    Accounts receivable - trade......................	   (423,699)	   (399,742)
    Other............................................	    (10,867)	    (36,797)
  (Increase) decrease in:
    Accounts payable - trade.........................	    136,723	     89,968
    Accrued expenses.................................	    (17,639)	     77,255
    Unearned revenues................................ 	    929,398	    700,079
							-----------	-----------
Net cash used in operating activities................	$   (41,132)	$  (226,778)
							-----------	-----------

Cash flows from investing activities:
 Purchases of property and equipment.................	    (94,091)	    (39,199)
 Increase in purchased and developed software........	   (241,012)	    (78,172)
							-----------	-----------
Net cash used in investing activities................	$  (335,103)	$  (117,371)
							-----------	-----------

Cash flows from financing activities:
 Net borrowings under line of credit.................	       ----	    225,000
 Net borrowings from stockholder(s)..................	    518,092	     20,000
 Sale of common stock................................	       ----	    115,000
							-----------	-----------
Net cash provided by financing activities............	$   518,092	$   360,000
							-----------	-----------

Net increase in cash.................................	    141,857	     15,851
Cash, beginning of period............................	     28,030	     33,153
							-----------	-----------
Cash, end of period..................................	$   169,887	$    49,004
							===========	===========

Supplemental Cash Flow Disclosures:
 Cash paid for interest..............................	$    10,731     $      ----


                See accompanying notes to unaudited financial statements.



<PAGE 21>

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

	During the second quarter of 2003, the Company issued promissory notes, at various points of time, to three stockholders in the amount of $518,092 to provide additional funding to support the ongoing operations of the business, with a 4.25% interest rate. The principal and accrued interest was paid subsequent to June 30, 2003 as a condition of closing in the merger with RL Acquisition Corp, dated July 9, 2003.


<PAGE 22>



(b)	PRO FORMA FINANCIAL INFORMATION


        UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	On July 17, 2003, RL Acquisition Corp., a wholly owned subsidiary of Merge Technologies Incorporated ("we", "our", "us"), acquired 100% of the outstanding shares of RIS Logic, Incorporated ("RIS Logic") for a purchase price of $14,157,000. The purchase price consisted of 771,804 shares of our common stock with an estimated fair value of $12.94 per share, cash of $2,717,000, the issuance of 127,697 options, with an estimated aggregate fair value of $1,277,000, to replace existing fully vested options previously issued to RIS Logic employees from the Merge Technologies Incorporated 2003 Stock Option Plan, and $176,000 in acquisition related costs. As a condition of closing of the sale we also paid $1,594,000 of RIS Logic's liabilities. The acquisition was accounted for using the purchase method.

	On June 28, 2002, we acquired all of the outstanding stock of eFilm Medical Inc. ("eFilm"). The purchase price of $8,397,000 consisted of 1,000,000 exchangeable share rights with an estimated fair value of $7.737 per share, $437,000 in costs related to vested options granted to eFilm employees, and $223,000 in acquisition related costs. The acquisition was accounted for using the purchase method.

	On May 22, 2002, Signal Stream, Inc., a wholly owned subsidiary of ours acquired selected assets of Aurora Technology, Inc. ("Aurora"). The purchase price of $917,000 consisted of $100,000 in cash and 93,901 common shares with an estimated fair value of $8.43 per share and $25,000 in acquisition related costs. The acquisition was accounted for using the purchase method.

	The following unaudited pro forma balance sheet has been presented assuming the RIS Logic acquisition occurred on June 30, 2003. The following unaudited pro forma statements of operations present the results of operations for the year ended December 31, 2002, and the six months ended June 30, 2003, assuming the acquisitions had occurred as of January 1, 2002. The purchase price and amounts allocated to goodwill, amortizable intangibles and in-process research and development are subject to revision upon finalization of the allocation of purchase price to the fair value of the net assets acquired. Certain reclassifications to the historical results of eFilm, Aurora and RIS Logic have been made to conform to our historical presentation. Material non-recurring charges directly attributable to these transactions were not considered in the pro forma condensed combined statements of operations. We believe that the assumptions used in the preparation of this unaudited pro forma information provide a reasonable basis for presenting the significant effects directly attributable to the transactions discussed above. These amounts are based upon certain assumptions and estimates and do not necessarily represent results that would have occurred if the acquisitions had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.


<PAGE 23>


                    MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                    June 30, 2003



									Pro forma      Pro forma
				          Merge	        RIS Logic      Adjustments	Combined
					--------------------------------------------------------
  							       (in thousands)

Current assets:

Cash.................................	$  9,150	$    170	$ (4,311)a	$  5,009
Accounts receivable, net.............	   5,572	   2,120	    ----	   7,692
Inventory............................	     828	    ----	    ----	     828
Other current assets.................	     783	      27	    ----	     810
					--------	--------	--------	--------
Total current assets.................	  16,333	   2,317	  (4,311)	  14,339


Property and equipment, net..........	   1,091	     288	    ----	   1,379

Purchased and developed software,
  net................................	   6,144	     363	   1,213 d	   7,720
Goodwill.............................	   7,377	    ----  	  14,021 f	  21,398
Other................................	     947	      11	     809 e	   1,767
					--------	--------	--------	--------
Total assets.........................	$ 31,892	$  2,979	$ 11,732	$ 46,603
					========	========	========	========

Current liabilities..................	$  4,814	$  4,865	$ (1,418)b	   8,261
Long-term liabilities................	     535	    ----	    ----	     535
Total shareholders' equity...........	  26,543	  (1,886)	  13,150 c	  37,807
					--------	--------	--------	--------
Total liabilities and shareholders'
  equity.............................	$ 31,892	$  2,979	$ 11,732	$ 46,603
					========	========	========	========


             Notes to pro forma condensed combined balance sheets


a)	(2,717,000)	Represents cash paid for the RIS Logic acquisition
	(1,594,000)	Represents cash paid for RIS Logic's liabilities as
			part of the merger agreement
	----------
	(4,311,000)	Total pro forma adjustment


b)	(1,594,000)	Represents cash paid for RIS Logic's liabilities as
			part of the merger agreement
	   176,000	Represents accrual of estimated acquisition costs
	----------
	(1,418,000)	Total pro forma adjustment


c)	11,264,000	Represents estimated fair value of stock issued and
			options granted for RIS Logic acquisition
	 1,886,000	Elimination of RIS Logic's shareholders' deficit
	----------
	13,150,000	Total pro forma adjustment


d)	 1,576,000	Estimated fair value of developed software intangible
			asset acquired
 	  (363,000)	Less RIS Logic's existing capitalized development costs
	----------
	 1,213,000	Total pro forma adjustment


e)	   809,000	Estimated fair value of  service contracts intangible
			asset acquired


f)	Represents the allocation of the purchase price in excess of the fair
	value of the assets acquired as follows:

	 2,717,000	Cash paid
	11,264,000	Estimated fair value of stock issued and options granted
	   176,000	Estimated acquisition costs
        ----------
	14,157,000	Total purchase price
	 1,886,000	Elimination of RIS Logic's shareholders' deficit
	(1,213,000)	Less increase to estimated fair value of developed software
			intangible asset acquired
	  (809,000)	Less estimated fair value of service contracts intangible
			asset acquired
	----------
	14,021,000	Goodwill


<PAGE 24>


                  MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 2002
                         (in thousands, except for share data)


											  Pro Forma	 Pro Forma
			   Merge	 Aurora (1) 	 eFilm (2)	 RIS Logic	 Adjustments	 Combined
			-------------------------------------------------------------------------------------------

Net sales..............	$    20,786	$      314	$    1,353	$    3,318	$      ----	$    25,771
Cost of sales..........	      7,998	        32	       607	     1,238	        300 a	     10,175
			-----------	----------	----------	----------	-----------	-----------
Gross profit (loss)....	     12,788	       282	       746	     2,080	       (300)	     15,596


Operating expenses.....	      9,144	       368	       973	     3,207	       (160)b	     13,532
Other income (expense).	         64	       (29)	      ----	       (13)		 42 c	         64
Income taxes...........		 79	      ----	       (45)	      ----	         45 d	         79
			-----------	----------	----------	----------	-----------	-----------
Net income (loss)......	$     3,629	$     (115)	$     (182)	$   (1,140)	$      (143)	$     2,049
			===========	==========	==========	==========	===========	===========
Net income (loss)
 available to common
 shareholders - basic..	$     3,392	$     (115)	$     (182)	$   (1,140)	$      (143)	$     1,812
			===========	==========	==========	==========	===========	===========
Net income per share -
 basic.................	$      0.38	      ----	      ----	      ----	       ----	$      0.18
			===========	==========	==========	==========	===========	===========
Weighted average number
 of common shares
 outstanding - basic...	  8,840,059	      ----	      ----	      ----	  1,295,750 e	 10,135,809
Net income (loss)
 available to common
 shareholders-diluted..	$     3,412	$     (115)	$     (182)	$   (1,140)	$      (143)	$     1,832
			===========	==========	==========	==========	===========	===========
Net income per share
 - diluted.............	$      0.33	      ----	      ----	      ----	       ----	$      0.16
			===========	==========	==========	==========	===========	===========
Weighted average number
 of common shares
 outstanding - diluted.	 10,383,651	      ----	      ----	      ----	  1,359,381 f	 11,743,032


(1) Historical results for Aurora cover the period from January 1 to May 22, 2002, the date of acquisition.
(2) Historical results for eFilm cover the period from January 1 to June 28, 2002, the date of acquisition.

           See accompanying notes to unaudited pro forma condensed combined financial statements.



<PAGE 25>


                   MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED June 30, 2003
                        (in thousands, except for share data)

									Pro forma      Pro forma
				          Merge	        RIS Logic      Adjustments	Combined
					--------------------------------------------------------
  							       (in thousands)

Net sales.............................	$    12,552	$   1,968	$    ----	$    14,520
Cost of sales.........................	      3,680	      934	      191 g	      4,805
					-----------	---------	---------	-----------
Gross profit (loss)...................	      8,872	    1,034	     (191)	      9,715
Operating expenses....................	      5,448	    1,727	     ----	      7,175
Other income (expenses)...............	       (219)	      (17)	       17 h	       (219)
Income taxes..........................	        489	     ----	     ----	        489
					===========	=========	=========	===========
Net income (loss).....................	$     2,716	$    (710)	$    (174)	$     1,832
					===========	=========	=========	===========
Net income (loss) available to common
 shareholders - basic.................	$     2,635	$    (710)	$    (174)	$     1,751
					===========	=========	=========	===========
Net income per share - basic..........	$      0.25	     ----	     ----	$      0.15
					===========	=========	=========	===========
Weighted average number of common
 shares outstanding - basic...........	 10,612,970	     ----	  771,804 i	 11,384,774
Net income (loss) available to common
 shareholders - diluted...............	$     2,635	$    (710)	$    (174)	$     1,751
					===========	=========	=========	===========
Net income per share - diluted........	$      0.23	     ----	     ----	$      0.14
					===========	=========	=========	===========
Weighted average number of common
 shares outstanding - diluted.........	 11,479,134	     ----	  854,389 j	 12,333,523


         See accompanying notes to unaudited pro forma condensed combined financial statements.


<PAGE 26>


       NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


a) 	To reflect the following cost of sales adjustments:

	 477,000	To reflect 12 months amortization of the $1,576,000
			developed software intangible asset and the $809,000
			purchased service contracts intangible asset acquired
			in the RIS Logic acquisition over the estimated useful
			lives of 5 years
	 (27,000)  	To eliminate software amortization revalued in the
			purchase accounting originally capitalized by RIS Logic
	  12,000	To reflect 5 months amortization of the $84,000 in
			intangible assets acquired in Aurora asset acquisition
			over an estimated useful life of 3 years
	 216,000	To reflect 6 months amortization of the $1,193,000
			developed software intangible asset and the $966,000
			purchased customer contracts intangible asset acquired
			in eFilm acquisition over the estimated useful lives
			of 5 years
 	 (14,000)	To eliminate cost of product sold to Aurora by Merge
	(364,000)	To eliminate annual software amortization revalued in
			the purchase accounting originally capitalized by eFilm
	--------
	(300,000)	Total pro forma adjustment


b)	To reflect the following operating expense adjustments:

	  (3,000)	To reflect the elimination of bad debt expense
			recorded to write-off Aurora accounts receivable by
			Merge
	  (4,000)	To reflect the elimination of amortization of Aurora
			capitalized software development with no allocated
			value
	  (5,000)	To reflect a decrease in depreciation expense due to
			the change in carrying value of acquired assets and
			exclusion of certain assets not acquired in the Aurora
			acquisition
	(148,000)	To reflect the elimination of impact of write-off in
			process research & development in the eFilm acquisition
	--------
	(160,000)	Total pro forma adjustment


c)	  29,000	To reflect the elimination of interest expense related
			to Aurora's notes payable
	  13,000	To reflect the elimination of interest expense related
			to RIS Logic's notes payable
        --------
	  42,000	Total pro forma adjustment


d)	To remove eFilm income taxes


e)	Assumes shares were outstanding for the entire period

	 771,804	Assumes shares issued for RIS Logic acquisition were
			outstanding for the entire period
	 487,672	1,000,000 exchangeable shares issued for the eFilm
			acquisition prorated to assume they were outstanding
			for the entire period
	  36,274	93,901 shares issued for the Aurora asset acquisition
			prorated to assume they were outstanding for the
			entire period
	--------
       1,295,750	Total pro forma adjustment


f)	Assumes shares were outstanding for the entire period

	 835,435	Assumes shares issued and options granted for RIS
			Logic acquisition were outstanding for the entire
			period
	 487,672	1,000,000 exchangeable shares issued for the eFilm
			acquisition prorated to assume they were outstanding
			for the entire period
	  36,274	93,901 shares issued for the Aurora asset acquisition
			prorated to assume they were outstanding for the
			entire period
	 -------
       1,359,381	Total pro forma adjustment


<PAGE 27>


g)	 239,000	To reflect 6 months amortization of the $1,576,000
			developed software intangible asset and the $809,000
			purchased service contracts intangible asset acquired
			in the RIS Logic acquisition over an estimated useful
			life of 5 years
	 (48,000)	To eliminate software amortization revalued in the
			purchase accounting originally capitalized by RIS Logic
	 -------
	 191,000	Total pro forma adjustment


h)	  17,000	To reflect the elimination of interest expense related
			to RIS Logic's notes payable


i)	 771,804	Assumes shares issued for RIS Logic acquisition were
			outstanding for the entire period


j)	 854,389	Assumes shares issued and options granted for RIS Logic
			acquisition were outstanding for the entire period


<PAGE 28>


(c) EXHIBITS


	2.1 	Merger Agreement by and among Merge Technologies Incorporated,
		RL Acquisition Corp, RIS Logic Incorporated, and the Principal Shareholders of RIS Logic Incorporated dated July 9, 2003. (1)

	23.1	Consent of Saltz, Shamis & Goldfarb



(1) 	Previously filed as an exhibit to the Registrant's Current Report on
	Form 8-K filed with the Securities and Exchange Commission on July
	29, 2003.


<PAGE 29>


                                    SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					MERGE TECHNOLOGIES INCORPORATED



Dated:  September 29, 2003		By:	/s/ Richard A. Linden
					---------------------------------------
					Richard A. Linden,
					President and Chief Executive Officer


					MERGE TECHNOLOGIES INCORPORATED



Dated:  September 29, 2003		By:	/s/ Scott T. Veech
					---------------------------------------
					Scott T. Veech,
					Chief Financial Officer, Treasurer
					  and Secretary

<PAGE 30>


EXHIBIT 23.1
-------------


CONSENT OF SALTZ, SHAMIS & GOLDFARB


We consent to the incorporation by reference in this form 8-K/A and in the registration statements on Form S-3 (Nos. 333-93965, 333-75900 and 333-100103) and on Form S-8 (Nos. 333-34884, 333-40832, 333-40882, 333-100104, 333-107991
and 333-107997) of Merge Technologies Incorporated of our report dated
January 21, 2003, except Note P as to which the date is September 4, 2003, relating to the balance sheets of RIS Logic, Inc. as of December 31, 2002 and 2001, and the related statements of income and changes in stockholders' equity and statements of cash flows for each of the years in the two-year period ended December 31, 2002.


Cleveland, Ohio
September 29, 2003


<PAGE 31>
<END OF DOCUMENT>